UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2005

IMAGIS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

1630 – 1075 West Georgia Street
Vancouver, British Columbia
Canada V6E 3C9

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01

Regulation FD Disclosure.

Attached as Exhibit 99.1 to this report is press release dated May 25, 2005.  Such exhibits are being furnished pursuant to this Item 7.01, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: May 25, 2005

By:

/s/ Wayne Smith

Wayne Smith

VP Finance & Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

99.1

Press Release dated May 25, 2005

EXHIBIT 99.1

NEWS RELEASE: FOR IMMEDIATE DISTRIBUTION

IMAGIS ANNOUNCES CLOSING FINANCING

VANCOUVER, CANADA, May 25, 2005 -- Imagis Technologies Inc. (“Imagis”) (OTCBB: IMTIF; TSX-V: WSI; DE: IGYA) announced today that it has closed the brokered private placement announced in a series of news releases dated April 5, April 14 and April 21, 2005. The private placement consists of 4,250,000 Units at $0.40 per Unit, totaling cash proceeds of $1.7 million less cash commissions of $110,000 and costs of $20,165 for net cash proceeds of $1,569,835. Each Unit consists of one common share and one-half of one common share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share (“warrant share”), in the capital of Imagis at an exercise price of $0.55 until May 24, 2006. The common shares and warrant shares are subject to a four month hold period which expires on September 24, 2005.

In connection with this private placement the Company issued 60,000 Units as a corporate finance fee on the same terms as the Units described above with the exception that the common shares and warrant shares are subject to a twelve month hold period which expires on May 24, 2006. The Company also granted 350,000 brokers’ warrants exercisable at a price of $0.55 until May 24, 2006. The brokers’ warrant shares are subject to a four month hold period which expires on September 24, 2005.

The securities in question will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, “U.S. persons”, as such term defined in Regulation S promulgated under the Securities Act, except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About Imagis Technologies Inc.

Based in Vancouver, British Columbia, Imagis specializes in developing and marketing software products that enable integrated access to applications and databases. The company also develops solutions that automate law enforcement procedures and evidence handling. These solutions often incorporate Imagis’ proprietary facial recognition algorithms and tools. Using industry standard “Web Services”, Imagis delivers a secure and economical approach to true, real-time application interoperability. The corresponding product suite is referred to as the Briyante Integration Environment (BIE).

Numerous production deployments of BIE have demonstrated remarkable reductions in the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers. The broad ranging applicability of BIE into a variety of areas (e.g., health care, financial services, government services, telecommunications, etc.) has been clearly demonstrated by recent, highly-successful deployments in the United States and Canada. Imagis booking and facial recognition systems are deployed in Canada, the United Kingdom, United States, Mexico and the Far East.

Imagis is a Microsoft Certified Partner.

For information about Imagis or the company’s products and services, please refer to www.imagistechnologies.com.

-- 30 --

ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”

President and CEO, Imagis Technologies Inc.

Media Inquiries:
Eric Westra, Marketing and Communications Manager
Imagis Technologies Inc.

Phone: +1-604-684-2449 Ext. 226
E-mail: media@imagistechnologies.com

Investor Inquiries:
Rick Peterson, Vice-President, Capital Markets
Imagis Technologies Inc.
Phone: +1-604-684-2449 Ext. 223
E-mail: investors@imagistechnologies.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Imagis Technologies Inc.’s Form 10-KSB filed with the United States Securities and Exchange Commission.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.